IMPAC SECURED ASSETS CORP.,
Company,

IMPAC FUNDING CORPORATION,
Master Servicer,

and
DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

AMENDMENT NO. 1 DATED AS OF

SEPTEMBER 18, 2006 TO THE

POOLING AND SERVICING AGREEMENT

DATED AS OF MARCH 1, 2006

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2006-1

AMENDMENT NO. 1 made as of this 18th day of September 2006, among Impac Secured Assets Corp., as company (the “Company”), Impac Funding Corporation, as master servicer (the “Master Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Trustee and the Master Servicer entered into a Pooling and Servicing Agreement (the “Agreement”) dated as of March 1, 2006, relating to the issuance of Mortgage Pass-Through Certificates, Series 2006-1; and

WHEREAS, the Company, the Master Servicer and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with Section 11.01 of the Agreement.

NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the Company, the Master Servicer and the Trustee agree as follows:

1.    The second paragraph of Section 4.01(a) of the Agreement is hereby amended effective as of the date hereof by deleting the phrase “, and then the PMI Insurer with respect to the Primary Insurance Policy, the PMI Insurer Fee Rate” in its entirety.

2.    Section 3.11 of the Agreement is hereby amended effective as of the date hereof by renumbering Section 3.11(ix) as Section 3.11(x).

3.    Section 3.11 of the Agreement is hereby amended effective as of the date hereof by inserting the following as clause (ix):

(ix) to pay Radian the premium under the PMI Insurer Policies; and

IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.

IMPAC SECURED ASSETS CORP.

By: /s/ Gretchen Verdugo

Name: Gretchen Verdugo Title: EVP, CFO

IMPAC FUNDING CORPORATION

By: /s/ Nancy Pollard

Name: Nancy Pollard Title: EVP

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By: /s/ Melissa Wilman

Name: Melissa Wilman Title: Vice President